UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2018

NATIONAL BANK HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35654	27-0563799
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7800 East Orchard Road, Suite 300, Greenwood Village, Colorado 80111

(Address of principal executive offices) (Zip Code)

720-529-3336

(Registrant’s telephone, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).    Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [ ]

Item 2.01Completion of Acquisition or Disposition of Assets.

On January 1, 2018, National Bank Holdings Corporation, a Delaware corporation (the “Company”), completed the acquisition (the “Acquisition”) of all of the outstanding shares of Peoples, Inc., a Kansas corporation (“Peoples”), pursuant to an Agreement and Plan of Merger by and among Peoples, the Company, the Significant Stockholders (as defined therein) and Winton A. Winter, Jr., solely in his capacity as the Holders’ Representative (the “Merger Agreement”). Under the terms of the Merger Agreement, the aggregate consideration in the Acquisition was 3,398,477 shares of the Company’s class A common stock (“Stock Consideration”) and approximately $36.2 million in cash.  Of the cash consideration to be received by Peoples shareholders in connection with the Acquisition, $10.0 million was set aside in escrow for the purposes of funding certain future indemnity claims for a period of three years.   In connection with the approval of the transaction by the Board of Governors of the Federal Reserve System, the Significant Stockholders (as defined in the Merger Agreement) of Peoples who received Stock Consideration of 3,169,082 shares, representing in the aggregate approximately 10.5%  of the Company’s shares outstanding following the Acquisition, committed to reducing their ownership in the Company to no more than five percent of the Company’s outstanding shares within 18 months following the completion of the Acquisition.

Item 3.02Unregistered Sales of Equity Securities.

Pursuant to the Merger Agreement, Stock Consideration was issued to accredited investors, and the issuance of the Stock Consideration was not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder.  The disclosures regarding the Merger Agreement and the transactions contemplated thereby, including the Acquisition and the issuance of the Stock Consideration, under Item 2.01 above are incorporated into this Item 3.02 by reference.

Item 7.01Regulation FD.

On January 2, 2018, the Company issued a press release announcing the completion of the Acquisition.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

The audited consolidated financial statements of Peoples, Inc. for the fiscal years ended December 31, 2016, 2015, and 2014 and the unaudited consolidated financial statements of Peoples, Inc. as of September 30, 2017 and for the nine months ended September 30, 2017 and 2016 are filed as Exhibit 99.2 and Exhibit 99.3 hereto and are incorporated herein by reference.

(b)	Pro forma financial information.

The unaudited pro forma condensed combined statement of financial condition as of September 30, 2017 and the unaudited pro forma condensed combined statements of operations for the fiscal year ended December 31, 2016 and for the nine months ended September 30, 2017 (“Pro Forma Financial Statements”) are filed as Exhibit 99.4 hereto and are incorporated herein by references.  The Pro Forma Financial Statements give effect to the Acquisition and are based on the historical consolidated financial statements of the Company and Peoples.

(d)	Exhibits

Exhibit No.	Description of Exhibit
2.1

Agreement and Plan of Merger by and among Peoples, Inc., National Bank Holdings Corporation, the Significant Stockholders (as defined therein) and Winton A. Winter, Jr., solely in his capacity as the Holders’ Representative, dated June 23, 2017 (incorporated by reference to Exhibit 2.1 of National Bank Holdings Corporation’s Current Report on Form 8-K dated June 27, 2017).

23.1	Consent of Eide Bailly LLP.
99.1	Press Release, dated January 2, 2018.
99.2	Audited Consolidated Financial Statements of Peoples, Inc. for the fiscal years ended December 31, 2016, 2015 and 2014.
99.3	Unaudited Consolidated Financial Statements of Peoples, Inc. as of September 30, 2017 and for the nine months ended September 30, 2017 and 2016.
99.4

Unaudited Pro Forma Condensed Combined Statement of Financial Condition as of September 30, 2017 and the Unaudited Pro Forma Condensed Combined Statements of Operations for the fiscal year ended December 31, 2016 and for the nine months ended September 30, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Bank Holdings Corporation

By:	/s/ Zsolt K. Besskó
Name: Zsolt K. Besskó Title: Chief Administrative Officer & General Counsel
Date: January 2, 2018